Exhibit 5.1

April 11, 2017

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel for C&J Energy Services, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale (the “Offering”) of 7,050,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company and 1,000,000 shares (the “Secondary Shares” and, together with the Primary Shares, the “Shares”) of Common Stock by GSO Capital Solutions Fund II (Luxembourg) S.a.r.l., one of the Company’s stockholders (the “Selling Stockholder”), in each case, together with the preferred stock purchase rights (the “Rights”), which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock, pursuant to the underwriting agreement, dated April 6, 2017 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, together with the other underwriters named in Schedule I to the Underwriting Agreement, the “Underwriters”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated April 6, 2017 (the “Prospectus Supplement”), and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on April 7, 2017, to the prospectus (as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333- 216515 ), filed with the Commission on March 7, 2017 (the “Registration Statement”), which Registration Statement was declared effective by the Commission on March 20, 2017. In connection with this opinion, we have assumed that the Shares will be issued and sold in the manner described in the Registration Statement and the Prospectus related thereto.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, (ii) the Registration Statement and the Prospectus, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and the Offering, (iv) the Rights Agreement, dated as of January 6, 2017, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, (v) the Underwriting Agreement and (vi) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Prospectus and the Registration Statement and (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Company, the Selling Stockholder and Underwriters.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that: (1) the Primary Shares have been duly authorized and, when issued and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be validly issued, fully paid, and nonassessable, (2) the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable, (3) when the Primary Shares are validly issued, the Rights attached to such shares of Common Stock will be validly issued and (4) the Rights attached to the Secondary Shares have been validly issued.

Our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.